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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2001

Chiron Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12798 (Commission File Number)	94-2754624 (IRS Employer Identification No.)
4560 Horton Street, Emeryville, CA (Address of principal executive offices)		94608 (Zip Code)

Registrant's telephone number, including area code (510) 655-8730

N/A
(Former name or former address if changed since last report)

Item 5.  Other Events.

    Chiron Corporation ("Chiron" or the "Company") announced on May 23, 2001, that the Company had reached agreement on definitive licensing terms with F. Hoffman-La Roche ("Roche") under its human immunodeficiency virus ("HIV-1") and hepatitis C virus ("HCV") intellectual property for nucleic acid testing ("NAT") to screen blood, plasma and blood components intended for transfusion. Pursuant to the HCV and HIV probe licenses, Chiron agreed to grant to Roche licenses to manufacture, use and sell probe-based HIV-1 and HCV blood screening tests worldwide, in both single donor and pooled formats, for the life of the patents. Chiron will receive royalty payments from Roche based on the number of blood or plasma donations tested through the use of Roche HCV and HIV NAT products. These licenses replace the earlier interim licensing arrangement agreed to by Roche and Chiron in October 2000.

Item 7.  Financial Statements and Exhibits.

  (c)
  Exhibits.

EXHIBIT NUMBER

99.1
Press release by Chiron Corporation dated May 23, 2001, relating to Registrant's announcement of execution of license agreements with Roche, referred to in Item 5 above.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION
Date: May 31, 2001	By:	/s/ WILLIAM G. GREEN William G. Green Senior Vice President, General Counsel and Secretary

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SIGNATURES